Exhibit 16.1

Yichien Yeh, CPA

21738 51st AVENUE – OAKLAND GARDENS, NY 11364 – TEL (646) 243-0425 – FAX (646) 389-0987

September 6, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated September 6, 2019 of Sino United Worldwide Consolidated Ltd. and are in agreement with the statements contained therein as they pertain to our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Sincerely,

Yichien Yeh, CPA